LecTec Corporation Announces Shareholders Meeting
to be Held September 27, 2011

September 6, 2011

TEXARKANA, Texas—(BUSINESS WIRE)—LecTec Corporation (OTCBB: LECT) announced today that its 2011 annual shareholders meeting will be held on Tuesday, September 27, 2011 at 3:30 p.m. Central Daylight Time at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St Louis Park, MN 55426 (Hwy 394 & Hwy 169). The U.S. Securities and Exchange Commission (“SEC”) has declared LecTec’s Registration Statement on Form S-4 effective, allowing LecTec to immediately mail the Proxy Statement/Prospectus describing the matters to be voted upon at the meeting, a Proxy Card enabling shareholders to indicate their vote on each matter and other information concerning LecTec and its proposed merger with AxoGen Corporation. Shareholders will also be provided the opportunity to listen to the meeting electronically, with details to be provided in the Company’s Proxy Statement/Prospectus and prior to the annual meeting on its website.

Greg Freitag, LecTec’s CEO stated: “We are excited to be through the registration process and now provide the LecTec shareholders with the opportunity to make their decision as to the future of LecTec. In anticipation of a positive vote for the merger with AxoGen, Karen Zaderej, CEO of AxoGen, will attend the meeting to present information regarding AxoGen and answer questions. Karen and I look forward to what we believe will be a successful future for everyone involved in both companies.”

About LecTec Corporation

LecTec is an intellectual property licensing and holding company whose primary strategy is to pursue a merger to leverage its cash asset and improve shareholder value and liquidity. The Company has identified AxoGen Corporation as a candidate to fulfill this strategy through a merger. LecTec’s intellectual property portfolio contains domestic and international patents based on its original hydrogel patch technology and patent applications on a hand sanitizer patch. The Company also has a licensing agreement, with Novartis Consumer Health, Inc. (“Novartis”), under which the Company receives royalties from time to time based upon a percentage of Novartis’s net sales of licensed products. LecTec has settled its previous patent infringement legal action against five defendants and on May 9, 2011 sold a significant portion of its hydrogel patch intellectual property to Endo Pharmaceuticals Inc. Such actions have ended LecTec’s current pursuit of legal action regarding its intellectual property. LecTec’s anti-microbial hand sanitizer patch is intended to be dry, thereby rendering the patch harmless in the event that it is licked, chewed, or exposed to the eye. An initial prototype of the hand sanitizer patch has been developed and the Company is exploring the engagement of a strategic partner to complete its hand sanitizer patch development. An effort to monetize the remainder of LecTec’s intellectual property has been ongoing, however, additional value, if any, is not expected to be material.

LecTec was organized in 1977 as a Minnesota corporation and went public in December 1986. The Company’s principal executive office is located at 1407 South Kings Highway, Texarkana, Texas 75501, its telephone number is (903) 832-0993, its corporate internet website is www.lectec.com, and the Company’s common stock trades on the Over-the-Counter Bulletin Board under the symbol “LECT.”

Cautionary Statements

This press release contains forward-looking statements concerning possible or anticipated future results of operations or business developments which are typically preceded by the words “believes,” “wants,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such forward-looking statements are subject to risks and uncertainties which could cause results or developments to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risk that the proposed merger with AxoGen is delayed or not consummated, LecTec’s dependence on royalty payments from Novartis, which is selling an adult vapor patch licensed from LecTec, LecTec’s dependence on key personnel and members of its Board of Directors, the issuance of new accounting pronouncements, information disseminated on internet message boards from posters expressing opinions that may or may not be factual, the availability of opportunities for license, sale or strategic partner agreements related to patents that LecTec holds, limitations on merger and acquisition opportunities, and other risks and uncertainties detailed from time to time in LecTec’s filings with the SEC, and particularly as described in the “Risk Factors” included in LecTec’s Registration Statement on Form S-4 (the “Registration Statement”) which was recently declared effective by the SEC.

Additional Information about the Proposed Merger

In connection with the proposed merger, LecTec has filed relevant materials with the SEC, including the Registration Statement, which includes a Proxy Statement/Prospectus relating to the annual meeting of LecTec’s shareholders and the registration of the securities of the Company to be issued in exchange for securities of AxoGen. The Registration Statement contains important information about LecTec, AxoGen, the proposed merger and related matters. LecTec is now mailing the Proxy Statement/Prospectus to its shareholders. LecTec urges investors and security holders to read the Proxy Statement/Prospectus carefully because it contains important information. LecTec’s shareholders can obtain free copies of all documents filed with the SEC by LecTec through the SEC’s website at www.sec.gov. The Registration Statement and other documents filed with the SEC by LecTec may also be obtained by LecTec’s shareholders free of charge by contacting LecTec at: LecTec Corporation, 1407 South Kings Highway, Texarkana, Texas 75501, facsimile: (763) 559-7593.

Information Regarding Participants

LecTec and its directors, executive officers and certain other members of management and employees may be soliciting proxies from LecTec shareholders in favor of the merger and other related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of LecTec shareholders in connection with the proposed transaction is set forth in the Proxy Statement/Prospectus filed with the SEC. LecTec’s shareholders can also find information about LecTec’s executive officers and directors in LecTec’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 30, 2011. Free copies of the Proxy Statement/Prospectus and the Annual Report may be obtained from LecTec as described above.

Contacts

LecTec Corporation, Greg Freitag, CEO/CFO (903) 832-0993

2